FEE WAIVER AGREEMENT:

WisdomTree China ex-State Owned Enterprises Fund
WisdomTree Japan Hedged Quality Dividend Growth Fund
WisdomTree Japan Quality Dividend Growth Fund


   Registrant incorporates by reference EX-99.(D)(35) on Form 485BPOS, dated and filed on July 28, 2016.
   (SEC Accession No. 0001193125-16-661934)